UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

XOMA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XOMA CORPORATION

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of XOMA Corporation on May 17, 2018, which will be held virtually via live webcast at http://www.virtualshareholdermeeting.com/XOMA2018 at 9:00 a.m. Pacific time. The meeting will be held online only.

Details of the business to be conducted at the annual meeting are provided in the Notice of Annual Meeting of Stockholders and proxy statement. Also, for your information, we are making available a copy of our annual report to stockholders for the fiscal year ended on December 31, 2017. We are providing our stockholders access to all of these materials via the Internet, reducing the amount of paper necessary to produce these materials, as well as costs associated with mailing all of these materials to all stockholders. Accordingly, on or about April 4, 2018, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of March 22, 2018 and will have posted our proxy materials on the website referenced in the Notice (http://www.virtualshareholdermeeting.com/XOMA2018) As more fully described in the Notice, all stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials.

We hope that you will attend the online annual meeting. In any event, please promptly vote your proxy by accessing the Internet, via the toll-free telephone number in the Notice or, if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

Sincerely yours,

James Neal Chief Executive Officer

XOMA CORPORATION

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 9:00 A.M. ON MAY 17, 2018

To the Stockholders of XOMA Corporation:

The annual meeting of stockholders of XOMA Corporation (the “Company”) will be held virtually via live webcast at http://www.virtualshareholdermeeting.com/XOMA2018 on May 17, 2018, at 9:00 a.m. Pacific time, for the following purposes:

1.	To elect our nominees for director;

2.	To ratify the appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the 2018 fiscal year; and

3.	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on March 22, 2018, as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof. On March 22, 2018, the Company had 8,332,118 shares of common stock issued and outstanding. The proxy materials prepared in connection with the annual meeting are being made available at http://www.virtualshareholdermeeting.com/XOMA2018.

By Order of the Board of Directors,

Thomas Burns Senior Vice President, Finance and Chief Financial Officer

This proxy statement and the related proxy card are being sent or made available on or about April 4, 2018.

YOUR VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2018

Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.sec.gov and on our website, www.xoma.com, by clicking “Investors & Media” and then “SEC Filings.” We will mail without charge, upon written request, a copy of the proxy statement and Annual Report on Form 10-K. Requests should be sent to: XOMA Corporation, Attention Corporate Secretary, 2200 Powell Street, Suite 310, Emeryville, California 94608.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet as instructed on the enclosed proxy card, or sign and return your proxy card prior to the meeting in order to ensure your representation at the meeting. Stockholders of record and beneficial owners will be able to vote their shares electronically at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

XOMA CORPORATION

PROXY STATEMENT

TO THE STOCKHOLDERS:

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of XOMA Corporation, a Delaware corporation (“XOMA” or the “Company”), for use at the annual meeting of stockholders to be held virtually via live webcast at http://www.virtualshareholdermeeting.com/XOMA2018 at 9:00 a.m. Pacific time on May 17, 2018, or any adjournment or postponement thereof, at which stockholders of record holding shares of common stock on March 22, 2018, will be entitled to vote. On March 22, 2018, the Company had issued and outstanding 8,332,118 shares of common stock, par value $0.0075 per share (“Common Stock”). Holders of Common Stock are entitled to one vote for each share held.

Access via Internet

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report, to each stockholder of record, we have decided to provide access to these materials via the Internet to all of our stockholders. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 4, 2018, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to stockholders of record as of March 22, 2018, and will have posted our proxy materials on the website referenced in the Notice (http://www.virtualshareholdermeeting.com/XOMA2018). As more fully described in the Notice, all stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials.

How to vote your shares

Your shares can be voted at the annual meeting only if you are online during the webcast or represented by proxy. All registered stockholders can appoint a proxy via the Internet by telephone or by paper proxy, by following the instructions included with their proxy card. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares of Common Stock. Submitting the proxy via the Internet, by phone or by signing and returning the proxy card does not affect your right to vote online at the annual meeting.

Voting of Proxy

All shares represented by a valid proxy to the annual meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instruction and do not hold your shares beneficially thorough a broker, bank or other nominee, your shares will be voted:

•	FOR each of the nominees for the Board of Directors; and

•	FOR the appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the 2018 fiscal year.

Revocability of Proxies

In the case of registered stockholders, a proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to the Secretary of the Company at the Company’s principal office, 2200 Powell Street, Suite 310, Emeryville, California 94608, (b) logging in and voting at the online annual meeting, (c) properly executing a later-dated proxy and delivering it to the Company before the annual meeting, or (d) retransmitting a subsequent proxy via the Internet or by phone before the annual meeting. Logging in without voting at the annual meeting will not automatically revoke a proxy, and any revocation during the virtual meeting will not affect votes previously taken. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm for revoking their previously-appointed proxies. Abstentions and broker non-votes are each included in the number of shares of Common Stock present and entitled to vote for purposes of establishing a quorum, but are not counted in tabulations of the votes cast on proposals presented to stockholders.

Quorum

The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Abstentions are included in the number of shares of Common Stock present and entitled to vote for purposes of establishing a quorum, but are not counted in tabulations of the votes cast on proposals presented to stockholders.

The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and delivery of this proxy statement, the proxy card, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners. The solicitation of proxies may be supplemented by telephone, electronic or personal solicitation by directors, officers, or employees of the Company for no additional compensation. Stockholders appointing a proxy through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers, which will be borne by the stockholders.

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding all stockholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding shares of Common Stock and regarding each director, each of our named executive officers (“NEOs”) and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding shares of Common Stock owned by each of them. Percentages are calculated based upon shares issued and outstanding plus shares that the holder has the right to acquire under stock options, warrants exercisable and restricted stock units releasable within 60 days from January 31, 2018. The percentages in the table below are based on an aggregate of 8,304,523 shares of Common Stock issued and outstanding as of January 31, 2018. Except for information based on Schedules 13G and 13D, as indicated in the footnotes, amounts are as of January 31, 2018, and each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to community property laws where applicable. An individual’s presence on this or any other table presented herein is not intended to be reflective of such person’s status as a “reporting person” under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The address for each director and executive officer listed in the table below is c/o XOMA Corporation, 2200 Powell Street, Suite 310, Emeryville, California 94608.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(%)
BVF Inc.(1)	1,503,565	18.11%
Novartis Pharma AG(2)	539,131	6.49
James Neal(3)	425,555	5.12
Thomas Burns(4)	146,313	1.76
Matthew D. Perry(5)	27,021	*
W. Denman Van Ness(6)	21,064	*
Jack L. Wyszomierski(7)	18,971	*
Joseph M. Limber(8)	17,207	*
All directors and current executive officers as a group as of the record date (6 persons)	656,131	7.90%

*	Indicates less than 1%.
(1)	Based on the 13D filing on February 21, 2017, as of February 21, 2017, BVF Inc. and its related entities beneficially held 1,503,565 shares of common stock and 5,003 shares of Series X preferred stock. BVF Partners L.P., or Partners, is the general partner of Biotechnology Value Fund, L.P., or BVF, and Biotechnology Value Fund II, L.P., or BVF II, is the investment manager of Biotechnology Value Trading Fund OS LP, or Trading Fund OS, and the sole member of BVF Partners OS Ltd., or Partners OS. BVF Inc. is the general partner of Partners, and Mark N. Lampert is the sole officer and director of BVF Inc. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and certain Partners management accounts. Series X preferred stock per its terms shall not be converted if, after such conversion, its holding group would beneficially own more than 19.99% of the number of shares of common stock then issued and outstanding. The address of the principal business and office of BVF Inc. and its affiliates is 1 Sansome Street, 30th Floor, San Francisco, California 94104.
(2)	Based on the 13G filing on September 5, 2017, as of August 24, 2017, Novartis Pharma AG (“Novartis”) beneficially held 539,131 shares of common stock. The address of the principal business and office of Novartis is Lichtstrasse 35, 4056 Basel, Switzerland. The Schedule 13G provides information only as of August 24, 2017, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between August 24, 2017 and January 31, 2018.

(3)	Includes 406,774 shares of Common Stock issuable upon the exercise of options exercisable or RSUs releasable within 60 days after January 1, 2018, and 3,323 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.
(4)	Includes 137,468 shares of Common Stock issuable upon the exercise of options exercisable or RSUs releasable as of 60 days after January 31, 2018, and 2,661 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.
(5)	Includes 27,021 shares of Common Stock issuable upon the exercise of options exercisable or RSUs releasable as of 60 days after January 31, 2018.
(6)	Includes 14,699 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after January 31, 2018.
(7)	Includes 13,120 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after January 31, 2018.
(8)	Includes 11,611 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after January 31, 2018.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain summary information for the years indicated concerning the compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer (“named executive officers”).

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other Compensation ($)(4)	Total ($)
James Neal	2017	$508,493	(5)	$0	$3,363,750	$275,043	$17,099	$4,164,385
(Chief Executive Officer)	2016	$400,000		$189,977	$428,060	$90,118	$16,895	$1,125,050
Tom Burns	2017	$403,569	(6)	$0	$1,076,400	$160,588	$9,590	$1,650,147
(Senior Vice President, Finance and	2016	$322,973		$82,842	$149,821	$60,364	$9,590	$625,590
Chief Financial Officer)

(1)	The amounts in this column do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value for restricted stock unit awards calculated in accordance with FASB ASC Topic 718. See Note 10 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”) regarding assumptions underlying valuation of equity awards.
(2)	The amounts in this column do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value for option awards calculated in accordance with FASB ASC Topic 718. See Note 10 of the consolidated financial statements in the Company’s 2017 Form 10-K regarding assumptions underlying valuation of equity awards. In 2017, options with performance-based vesting criteria were granted to Mr. Neal and Mr. Burns with grant date fair values of $1,681,875 and $538,200, respectively. The grant date fair value assumes the highest level of achievement of all performance conditions.
(3)	For 2017, the amounts in this column represent quarterly cash bonus awards earned during 2017 under the Company’s 2017 Cash Bonus Plan.
(4)	Amounts for 2017 in this column include:

Mr. Neal—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amount of 361 shares; and (b) group term life insurance premiums in the amount of $5,099.

Mr. Burns—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 271 shares; and (b) group term life insurance premiums in the amount of $590.

(5)	Includes $50,160 in accrued Paid Time Off (PTO) paid upon implementation of the Company’s unlimited PTO policy.
(6)	Includes $54,402 in accrued Paid Time Off (PTO) paid upon implementation of the Company’s unlimited PTO policy.

Outstanding Equity Awards as of December 31, 2017

The following table provides information as of December 31, 2017 regarding unexercised options and restricted common stock awards held by each of our named executive officers.

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James R. Neal	1,864		—	214.50	11/16/2019
	801		—	214.50	11/16/2019
	52		—	147.00	3/1/2020
	781		—	147.00	3/1/2020
	488		—	33.80	10/27/2021
	2,288		—	70.60	7/19/2022
	1,179		—	54.30	2/28/2023
	2,156		94	178.20	2/27/2024
	2,568		1,057	76.60	2/26/2025
	100,000		—	5.50	12/22/2026
	93,750			4.03	2/10/2027
	156,250			4.03	2/10/2027
	17,360	(4)	225,696	4.03	2/10/2027
	—	(6)	31,250	4.03	2/10/2027
	—	(7)	31,250	4.03	2/10/2027
						875	$31,150
Thomas M. Burns	83		—	813.00	2/21/2018
	33		—	321.00	12/8/2018
	120		—	168.00	2/26/2019
	266		—	147.00	3/1/2020
	373		—	116.60	1/7/2021
	800		—	31.80	2/9/2022
	435		—	54.30	2/28/2023
	625		27	178.20	2/27/2024
	3,806	(5)	544	93.20	6/16/2024
	1,089		448	76.60	2/26/2025
	167		83	70.00	4/3/2025
	35,000		—	5.50	12/22/2026
	30,000		—	4.03	2/10/2027
	50,000		—	4.03	2/10/2027
	5,556	(4)	72,222	4.03	2/10/2027
	—	(6)	10,000	4.03	2/10/2027
	—	(7)	10,000	4.03	2/10/2027
						371	$13,208

(1)	Except as otherwise noted, all option awards vest in equal monthly installments over 48 months.
(2)	Except as otherwise noted, all stock awards vest in equal annual installments over three years.
(3)	Pursuant to SEC disclosure rules, the amount listed in this column represents the product of the closing market price per share of the Common Stock as of December 30, 2017 ($35.60) multiplied by the number of shares of stock or units subject to the award.
(4)	Option awards vest in equal monthly installments over 36 months.
(5)	25% of the total shares subject to this option grant vest on the one-year anniversary of the date of grant. The remaining shares subject to this option grant vest in equal monthly installments over the following three years.
(6)	Options vest based upon the achievement of certain performance objectives in 2018.
(7)	Options vest based upon the achievement of certain performance objectives in 2019.

2017 Cash Bonus Plan

On March 2, 2017, the Board approved the 2017 Cash Bonus Plan for the 2017 fiscal year and approved target bonus opportunities for Mr. Neal and Mr. Burns pursuant to the Company’s corporate achievement goals plan as follows:

Named Executive Officer	Target Bonus (as a % of FY 2017 Base Salary)
James Neal	55%
Thomas Burns	40%

The amount of cash bonus actually paid, as disclosed in the summary Compensation Table above, for each named executive officer was based on both the named executive officer’s individual performance and on the Company meeting the 2017 corporate objectives previously approved by the Board.

Long-Term Incentive Compensation

On February 10, 2017, the Board approved a grant of options to Mr. Neal to purchase 625,000 shares of our common stock with a grant date fair value of $3.4 million and an exercise price of $4.03 per share. On the same day, the Board also approved a grant of options to Mr. Burns to purchase 200,000 shares of our common stock with a grant date fair value of $1.1 million and an exercise price of $4.03 per share. Both grants were subject to shareholder approval of a commensurate increase in shares available under the Company’s Long-Term Incentive Plan, which was approved in May 2017. Half of the options in each grant are subject to a three-year vesting schedule at 1/36th per month. The remaining options are subject to vesting upon the achievement of certain performance criteria in 2017, 2018 and 2019. In February 2018, the Board approved the vesting of 250,000 shares for Mr. Neal and 80,000 shares for Mr. Burns subject to the achievement of the 2017 performance criteria.

Pension Benefits

None of our named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

None of our named executive officers is covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company entered into an employment agreement with Mr. Neal, dated as of October 29, 2015, that provided for his employment as Senior Vice President, Chief Operating Officer at a salary of not less than $400,000 per year. Mr. Neal was promoted to the position of Chief Executive Officer effective December 21, 2016 and his current salary is $484,100.

On August 7, 2017, the Company entered into an amended and restated employment agreement with Mr. Neal. Among other things, his employment agreement provides for Mr. Neal’s continued employment as Chief Executive Officer of the Company. Under his employment agreement, Mr. Neal continues to be entitled to participate in any benefit plan for which key executives of the Company are eligible. Upon Mr. Neal’s involuntary termination of employment by the Company without cause, his termination of employment due to his death or permanent disability, or upon his resignation for good reason, and contingent on Mr. Neal resigning from the Company’s board of directors (if applicable) and executing a release of claims in favor of the Company, his employment agreement provides that Mr. Neal will be entitled to (i) a severance payment equal to 100% of his then-current annual base salary, (ii) a severance payment equal to the pro-rated portion of his then-current annual target bonus, (iii) payment of any earned but unpaid annual bonus for the prior year; (iv) if elected, the full cost of continuation coverage under the Company’s group health plans for a period of twelve months or a cash payment in lieu of such continuation coverage, and (iv) outplacement services for twelve months not to exceed $15,000 in value. Pursuant to his employment agreement, all payments and benefits to Mr. Neal thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.

The Company entered into an employment agreement with Mr. Burns, dated as of April 3, 2015, that provided for his employment as Vice President, Finance and Chief Financial Officer at a salary of not less than $285,000 per year. His base salary is currently set at $360,500.

On August 7, 2017, the Company entered into an amended and restated employment agreement with Mr. Burns. Among other things, his employment agreement provides for Mr. Burns’ continued employment as Chief Financial Officer of the Company. Under his employment agreement, Mr. Burns continues to be entitled to participate in any benefit plan for which key executives of the Company are eligible. Upon Mr. Burns’ involuntary termination of employment by the Company without cause and executing a release of claims in favor of the Company, his termination of employment due to his death or permanent disability, or upon his resignation for good reason, his employment agreement provides that Mr. Burns will be entitled to (i) a severance payment equal to 75% of his then-current annual base salary, (ii) a severance payment equal to the pro-rated portion of his then-current annual target bonus, (iii) payment of any earned but unpaid annual bonus for the prior year; (iv) if elected, the full cost of continuation coverage under the Company’s group health plans for a period of nine months or a cash payment in lieu of such continuation coverage, and (iv) outplacement services for nine months not to exceed $15,000 in value. Pursuant to his employment agreement, all payments and benefits to Mr. Burns thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.

Certain Other Payments upon a Change of Control

Named Executive Officers.    Each of our named executive officers has entered into an amended and restated change of control severance agreement. Under each change of control agreement, if the executive officer’s employment is involuntarily terminated by the Company without cause or if the executive officer resigns with good reason, in either case, within two months prior to signing an agreement for a change of control or within 24 months after a change of control, then the Company may be required to make certain payments and/or provide certain benefits to certain executive officers, as described below.

Change of Control.    Under each change of control agreement, a “change of control” is defined as the occurrence of any of the following events: (i) a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any other reorganization or business combination in which 50% or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions; (iv) any approval by the stockholders of the Company of a plan of complete liquidation of the Company; (v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities; or (vi) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.

Vesting of Options.    If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 24 months after a change of control, the exercisability of all time-based equity awards granted to such executive officer by the Company shall automatically be accelerated so that all such options may be exercised immediately upon such involuntary termination for any or all of the shares subject thereto and the post-termination exercise period shall be extended to 60 months or the remainder of the maximum term of the options (or such shorter period of time to avoid the application of Section 409A of the Code). Additionally, if a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 24 months after a change of control, the exercisability of a pro-rated number of performance awards held by such executive officer shall be accelerated, based on the number of days that have elapsed during the performance period and the deemed level of achievement of the performance goals as determined by the Company’s board of directors. The awards shall continue to be subject to all other terms and conditions of the Company’s option plans and the applicable option agreements between the employee and the Company.

Outplacement Program.    If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 24 months after a change of control, the named executive officer will immediately become entitled to participate in a twelve-month executive outplacement program provided by an executive outplacement service, at the Company’s expense not to exceed $15,000.

Cash Severance.    If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 24 months after a change of control, then the executive officer shall be entitled to receive a cash severance payment equal to the sum of (A) an amount equal to 1.5 times (or, in the case of the chief executive officer, two times) the executive officer’s annual base salary as in effect immediately prior to the involuntary termination plus (B) an amount equal to 1.5 times (or, in the case of the chief executive officer, two times) the named executive officer’s target bonus as in effect for the fiscal year in which the involuntary termination occurs.

Health and Other Benefits.    If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or 24 months after a change of control, then for a period of 18 months (or, in the case of the chief executive officer, 24 months) following such termination, the Company shall make available and pay for the full cost of the coverage (plus an additional amount to pay for the taxes on such payments, if any, plus any taxes on such additional amount) of the executive officer and his or her spouse and eligible dependents under any group health plans of the Company on the date of such termination of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the executive officer or such covered dependents on the date immediately preceding the date of his or her termination, provided that, in each case, the executive officer elects such continuation coverage, or, if necessary for the Company to avoid a tax penalty, a cash payment in lieu of such continuation coverage

The change of control agreements provide that the legacy “golden parachute” excise tax gross-up provision, pursuant to which the Company will make a gross-up payment necessary to fully satisfy any excise taxes on the executive officer as a result of payments under the change of control agreement or otherwise, will expire on February 10, 2019, and will be replaced with a “better after-tax” provision, pursuant to which payments to the executive officer are either reduced or paid in full, whichever results in a greater economic benefit to the executive officer (after calculation of all taxes on such payments).

Compensation of Directors

The primary objectives of the Company’s director compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s stockholders through the creation of stockholder value. We attract and retain directors by benchmarking against companies in our industry of similar size to ensure that our director compensation packages remain competitive. The different elements of director compensation are considered in light of the compensation packages provided to similarly-situated directors at peer companies.

The Nominating & Governance Committee has retained the services of Compensia to assist in evaluating the Company’s director compensation program against the relevant market. At the direction of the Nominating & Governance Committee, management created a survey (the “Director Compensation Survey”) which compared the Company’s director pay levels to those of the same peer group of companies used in the Executive Compensation Survey. The benchmarking process for director compensation used by the Nominating & Governance Committee based on the Director Compensation Survey is substantially similar to the process used by the Compensation Committee for evaluating executive compensation.

Director Compensation Policy

During 2017, each non-employee director was entitled to receive an annual retainer of $40,000, plus an additional (1) $20,000, in the case of the chairman of the Audit Committee, (2) $9,000, in the case of any other member of the Audit Committee, (3) $12,000, in the case of the chairman of the Compensation Committee or Nominating & Governance Committee, (4) $6,000, in the case of any other member of the Compensation Committee or Nominating & Governance Committee and (5) $40,000, in the case of the Chairman of the Board. The Company’s directors do not receive meeting fees.

Additionally, each non-employee director was entitled to receive an initial equity grant valued at $110,000, half of which was granted as options and half of which was be granted as RSUs. The options vest monthly over one year and the RSUs vest in full on the one-year anniversary of the date of grant. After the initial equity grant, each non-employee director whose service continues was entitled to receive an annual equity grant valued at $55,000 in options which vest monthly over one year.

Directors who are employees of the Company are neither paid any fees or other remuneration nor awarded stock options, restricted stock awards or shares of Common Stock of the Company for services as members of the Board.

Director Compensation Table

The table below sets forth the 2017 compensation for members of the Board at any time during 2017. Mr. Neal (current CEO) is not listed in this table because he received no additional compensation for services as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Total
W. Denman Van Ness	$101,000	$0	$78,749		$179,749
Jack L. Wyszomierski	64,750	0	78,749		143,499
Joseph M. Limber	55,500	0	78,749		134,249
Matthew Perry	37,083	55,101	55,066		147,250
Timothy P. Walbert	33,000	0	50,338	(4)	83,338
John Varian(3)	20,833	0	50,338	(4)	71,171
Peter Barton Hutt	23,000	0	50,338	(4)	73,338

Total	$335,166	$55,101	$442,327		$832,594

(1)	The stock award amounts represent the aggregate grant date fair value for restricted stock unit awards computed in accordance with FASB ASC Topic 718. See Note 10 of the consolidated financial statements in the 2017 Form 10-K regarding assumptions underlying valuation of equity awards. As of December 31, 2017, the aggregate unvested stock awards outstanding for each director listed on this table were as follows: Mr. Van Ness: 614, Mr. Wyszomierski: 614, Mr. Limber: 614, Mr. Perry: 11,799, Mr. Walbert: 0, Mr. Varian: 0, and Mr. Hutt: 0.
(2)

The option amounts represent the aggregate grant date fair value for option awards computed in accordance with FASB ASC Topic 718. See Note 10 of the consolidated financial statements in the 2017 Form 10-K regarding assumptions underlying valuation of equity awards. As of December 31, 2017, the aggregate unexercised options outstanding for each non-employee director were as follows: Mr. Van Ness: 13,441, Mr. Wyszomierski: 11,862, Mr. Limber: 10,353, Mr. Perry: 12,685, Mr. Walbert: 8,000, Mr. Varian: 68,869, and Mr. Hutt: 8,000.

(3)	The fees earned by Mr. Varian represent those paid to him during his service as a non-employee Director.
(4)	Includes incremental value of $7,282 received on acceleration of vesting.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s directors are elected annually to serve until the next annual meeting of stockholders, until their successors are elected, or until their death, resignation or removal.

The nominees for the Board are set forth below. Each person nominated for election has been previously elected to serve on the Board. Mr. Perry was appointed to the Board in February 2017 in accordance with the terms of a Subscription Agreement between the Company and Biotechnology Value Fund, L.P., and certain affiliates of Biotechnology Value Fund, L.P. and subsequently elected to serve as a Director by the Company’s stockholders at the 2017 annual meeting. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees listed below will be unable to serve. Unless otherwise instructed, the proxy holders will vote all proxies received by them on the accompanying form for the nominees for directors listed below. In the event any nominee should become unavailable for election due to an unexpected occurrence, the proxies will be voted for any such substitute nominee as may be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The five candidates receiving the highest number of affirmative votes of the shares of Common Stock entitled to vote at the annual meeting will be elected as directors of the Company.

Nominees to the Board

Name	Title	Age
James Neal	Chief Executive Officer and Director	62
W. Denman Van Ness	Chairman of the Board	75
Joseph M. Limber	Director	65
Jack L. Wyszomierski	Director	62
Matthew Perry	Director	45

James Neal was appointed Chief Executive Officer in December 2016 after serving as our Senior Vice President and Chief Operating Officer. He joined the Company in 2009 as its Vice President, Business Development. Mr. Neal brings more than 25 years’ experience forming and maximizing business and technology collaborations globally and in bringing novel products and technologies to market. Prior to joining XOMA, Mr. Neal was Acting Chief Executive Officer of Entelos, Inc. a leading biosimulation company. Previously in 2007, Entelos acquired Iconix Biosciences, a privately held company where Mr. Neal served as Chief Executive Officer and established multi-year collaborations with Bristol-Myers Squibb, Abbott Labs, Eli Lilly and the U.S. Food and Drug Administration. While Executive Vice President of Incyte Genomics from 1999 to 2002, he led the global commercial activities with pharmaceutical company collaborators and partners including Pfizer, Aventis and Schering-Plough, as well as sales, marketing and business development activities for the company. Earlier, he was associated with Monsanto Company in positions of increasing responsibility. Mr. Neal earned his B.S. in Biology and his M.S. in Genetics and Plant Breeding from the University of Manitoba, Canada, and holds an Executive MBA degree from Washington University in St. Louis, Missouri. Mr. Neal has significant experience with biopharmaceutical companies and brings the unique perspective of the Chief Executive Officer of the Company to the Board.

W. Denman Van Ness has been a director since October of 1981 and was appointed Lead Independent Director in January of 2008 and Chairman of the Board in August of 2011. He is Chairman of Hidden Hill Advisors, a venture capital consulting firm. From April of 1996 through October of 1999, he was a Managing Director of CIBC Capital Partners, an international merchant banking organization. From 1986 to 1996, Mr. Van Ness was a General Partner of Olympic Venture Partners II and Rainier Venture Partners, venture capital funds, and from 1977 until 1985, he was a General Partner of the venture capital group at Hambrecht & Quist, the manager of several venture capital funds. Mr. Van Ness earned his B.A. in American History and Literature from Williams College and holds an MBA degree from Harvard University. Mr. Van Ness brings to the Board an extensive understanding of corporate development and a background in assessing a wide range of corporate funding sources and partnering opportunities. His leadership skills, including past service on the boards of other companies, contribute to his role as Chairman of the Board.

Joseph M. Limber has been a director since December 2012. Mr. Limber currently serves as President and Chief Executive Officer of Genoptix, Inc., a leading oncology molecular diagnostics company, a position he has held since March 2017. Mr. Limber has served as Executive Chairman of ImaginAb, an immune and oncology imaging company developing a pipeline of novel minibodies for treatment monitoring for immuno-oncology therapies and other drugs since January 2016. Prior to that, Mr. Limber served as President and Chief Executive Officer of Gradalis, Inc. from July 2013 through April 2015. Mr. Limber served as President and Chief Executive Officer of Prometheus Laboratories Inc., a subsidiary of Nestlé Health Science, from December 2003 through April 2013 and as a member of its Board of Directors from January 2004 through April 2013. From January 2003 to July 2003, Mr. Limber was a consultant and interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the biopharmaceutical industry. From April 1998 to December 2002, Mr. Limber was the President and Chief Executive Officer of ACLARA BioSciences, Inc. (now Monogram Biosciences, Inc.), a developer of assay technologies and lab-on-a-chip systems for life science research. From 1996 to 1998, he was the President and Chief Operating Officer of Praecis Pharmaceuticals, Inc. (acquired by GlaxoSmithKline plc), a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to Praecis, Mr. Limber served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. (acquired by Alza Corporation and now part of the Johnson & Johnson family of companies). He also held management positions in marketing and sales with Syntex Corporation (now F. Hoffmann-La Roche Ltd.) and with Ciba-Geigy Corporation (now Novartis AG). Mr. Limber holds a B.A. from Duquesne University. Mr. Limber brings to the Board his experience in successfully developing markets for specialty pharmaceutical products and managing the critical transition from research organization to commercial entity.

Jack L. Wyszomierski has been a director since August 2010. From 2004 until his retirement in 2009, Mr. Wyszomierski was Executive Vice President and Chief Financial Officer of VWR International, LLC, a global laboratory supply, equipment and distribution business that serves the world’s pharmaceutical and biotechnology companies, as well as industrial and governmental organizations. At Schering-Plough, a global health care company which had worldwide sales of over $8 billion in 2004, Mr. Wyszomierski held positions of increasing responsibility from 1982 to 2004 culminating in his appointment as Executive Vice President and Chief Financial Officer. Mr. Wyszomierski also serves on the Board of Directors of Athersys, Inc., Exelixis, Inc. and SiteOne Landscape Supply, Inc. and served on the Board of Directors of Unigene Laboratories, Inc. from 2012 to 2013. He holds an M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University. Mr. Wyszomierski brings his considerable financial expertise to the Board, the Audit Committee, and the Compensation Committee.

Matthew Perry has been a director since February 2017. Mr. Perry is the President of BVF Partners L.P. (“BVF Partners”) and portfolio manager for the underlying funds managed by the firm. BVF Partners is a private investment partnership that has focused on small-cap, value oriented investment opportunities for more than 20 years. Mr. Perry joined BVF Partners in December 1996 and has been a successful lead investor in dozens of transactions and has positively influenced corporate direction for numerous biotechnology companies during the course of his career. In January 2016, Mr. Perry was named to CTI BioPharma Corp.’s Board of Directors and is a member of its Compensation Committee. Mr. Perry is also a co-founder and director of Nordic Biotech Advisors ApS, a venture capital firm based in Copenhagen, Denmark. He holds a B.S. degree from the Biology Department at the College of William and Mary. Mr. Perry brings extensive management consulting experience and experience investing in biotechnology companies to the Board.

Recommendation

The Board of Directors recommends voting “FOR” the election of all nominees to the Board of Directors.

Board Matters

Board Leadership Structure and Risk Oversight

The Company currently separates the positions of CEO and Chairman of the Board. Mr. Van Ness has served as Chairman of the Board since August 2011. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. The Chairman of the Board is responsible for presiding at all executive sessions of the Board, consulting with the CEO on Board and committee meeting agendas, acting as a liaison between management and the independent directors, including maintaining frequent contact with the CEO and advising him on the efficiency of Board meetings, facilitating teamwork and communication between the independent directors and management, as well as additional responsibilities. The independent directors believe that Mr. Van Ness’s in-depth knowledge of the biopharmaceutical industry and vision for its development, as well as his leadership skills and style, make him the best-qualified director to serve as Chairman of the Board. In light of the separation of the CEO and Chairman of the Board positions, the Board determined that a separate position of Lead Independent Director is not necessary.

The Board is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the Audit Committee charter, the Audit Committee meets periodically with management in order to review the Company’s major financial exposures and the steps management has taken to monitor and control such exposures. In fulfilling this role, the Audit Committee conducts periodic risk assessments and reports its findings to the full Board. The Audit Committee also oversees related-party transactions.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of Messrs. Van Ness, Limber, Wyszomierski and Perry qualifies as an “independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules. Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

All of the members of the Compensation Committee are “independent,” as required by Nasdaq Rules 5605(a)(2) and 5605(d)(2). In determining independence within the meaning of Nasdaq Rules pertaining to membership of the Compensation Committee, our Board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation.

Board Meetings

During the fiscal year ended December 31, 2017 the Board and Committees of the Board held 27 meetings. Each Board member attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during the last fiscal year. Directors are encouraged to attend the Company’s annual meetings of stockholders where practicable. All of the directors serving at the time of the 2018 annual meeting attended last year’s annual meeting of stockholders either in person or telephonically.

The Board has standing audit, compensation and nominating & governance committees.

Compensation Committee

The Compensation Committee is responsible for recommending and reviewing the compensation, including options and perquisites, of the Company’s officers and other employees generally, but only reviews and individually approves the compensation for our executive officers, including the Named Executive Officers (other than our Chief Executive Officer). With respect to the compensation of our Chief Executive Officer, final decisions are made by the independent members of our Board of Directors, upon the recommendations of the Compensation Committee.

In making its executive compensation determinations, the Compensation Committee receives input from its compensation consultant, as well as recommendations from our Chief Executive Officer, although no member of management is present for or participates in decisions regarding his or her own compensation.

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our Chief Executive Officer. The management team assists the Compensation Committee by providing information on Company and individual performance, market data, and management’s perspective and recommendations on compensation matters. The Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations and proposals with respect to adjustments to base salaries, cash incentive compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers (other than our Chief Executive Officer). Our Chief Executive Officer recuses himself from all discussions and recommendations regarding his own compensation.

Under its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist it in the discharge of its responsibilities. In accordance with this authority, the Compensation Committee has retained the services of Compensia, Inc., a national compensation consulting firm that specializes in executive compensation matters, to assist it in evaluating our executive compensation program, gathering and analyzing data on the competitive market for executive talent, and formulating and assessing potential changes to our executive compensation program. Compensia serves at the discretion of the Compensation Committee, which reviews Compensia’s engagement annually.

The Compensation Committee regularly reviews the objectivity and independence of the advice provided by Compensia on executive compensation matters. In 2017, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia is independent and that its work did not raise any conflicts of interest.

The Compensation Committee held eight meeting during 2017. From January 1, 2017 until March 1, 2017, the Compensation Committee consisted of Messrs. Wyszomierski (Chairman), Van Ness and Limber and, thereafter, consisted of Messrs. Wyszomierski (Chairman), Van Ness and Perry. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.xoma.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating & Governance Committee

The Nominating & Governance Committee assists the Board by identifying individuals qualified to become Board members, recommends to the Board the director nominees for the next annual meeting of stockholders, recommends to the Board the director nominees for each committee and develops, recommends to the Board and oversees the governance principles applicable to the Company. From January 1, 2017 to March 9, 2017, the Nominating & Governance Committee consisted of Messrs. Van Ness (Chairman), Hutt, and Walbert. Thereafter and currently, the Nominating & Governance Committee consists of Messrs. Van Ness (Chairman) and Wyszomierski. Each member of the Nominating & Governance Committee is “independent” as defined in the listing standards of Nasdaq. The Board has adopted a written charter for the Nominating & Governance Committee, a copy of which is available on the Company’s website at www.xoma.com.

The Nominating & Governance Committee’s charter provides that the committee will, on behalf of the Board, review letters from stockholders regarding the Company’s annual meeting and governance process. Beyond this, the committee has no formal policy regarding consideration of director candidates recommended by stockholders, in large part because the Company has never received from any of its stockholders a recommendation of a director nominee with reasonably adequate qualifications. The need for a more formal policy was considered and determined to be unnecessary by the committee. The committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to the Secretary of the Company at 2200 Powell Street, Suite 310, Emeryville, California 94608. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history and current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. Stockholders may also nominate candidates who are not first recommended to the Nominating & Governance Committee by following procedures set forth in our by-laws.

To be considered by the Nominating & Governance Committee, a director nominee must have experience as a board member or senior officer of a company, have a strong financial background, be a leading participant in a field relevant to the Company’s business or have achieved national prominence in a relevant field as a faculty member, professional or government official. In addition to these minimum requirements, the committee seeks director candidates based on a number of qualifications, including their independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and complement the Board’s existing strengths. The Board believes that diversity with respect to all of these factors is an important consideration in appropriate Board composition.

The Board and the Nominating & Governance Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors and industry, academic and community leaders. The Board or the committee may retain search firms to identify and screen candidates, conduct reference checks, prepare biographies for review by the committee and the Board and assist in setting up interviews. The Nominating & Governance Committee, and one or more of the Company’s other directors, interview candidates, and the committee selects and recommends to the full Board nominees that best suit the Company’s needs.

Audit Committee

The Audit Committee is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and reviewing the Company’s accounting practices and systems of internal accounting controls. This committee held five meetings in 2017. Until the 2017 annual meeting, the committee consisted of Messrs. Van Ness, Walbert (Chairman) and Wyszomierski. Effective immediately following the 2017 annual meeting, the committee consisted of Messrs. Limber (Chairman), Van Ness and Wyszomierski. Each member of the Audit Committee is “independent” as defined in the listing standards of Nasdaq. The Board has determined that Messrs. Limber, Wyszomierski and Van Ness is each an “audit committee financial expert” as defined by the rules of the SEC. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.xoma.com.

Report of the Audit Committee

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•

met with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•	regularly met privately with the independent registered public accounting firm, who have unrestricted access to the committee;

•	recommended the appointment of the independent registered public accounting firm and reviewed periodically its performance and independence from management;

•	reviewed the Company’s financing plans and reported recommendations to the full Board for approval and to authorize action;

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017;

•

discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•

received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2017 Form 10-K.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Joseph M. Limber, Chairman

Jack L. Wyszomierski

W. Denman Van Ness

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Officers

The name and age as of January 31, 2018, position and biographical summary of our executive officer who is not also a nominee for ongoing membership on our Board of Directors is included below.

Thomas Burns, 44 years old, has been our Senior Vice President, Finance and Chief Financial Officer since March 2017. He joined the Company in August 2006 and since then has held various senior finance and accounting roles, most recently as Vice President, Finance and Chief Financial Officer. Mr. Burns has 20 years of experience in accounting and finance in both biotechnology and high-technology companies. Prior to his employment with the Company, he held multiple senior financial management positions at high-tech companies including Mattson Technology, IntruVert Networks (acquired by McAfee), Niku Corporation (acquired by Computer Associates) and Conner Technology. Mr. Burns received his Bachelor’s degree from Santa Clara University and his Masters of Business Administration from Golden Gate University.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

We have been informed by Deloitte & Touche LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in XOMA or our affiliates.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of XOMA and our stockholders.

Recommendation

The recommendation to ratify the appointment of Deloitte & Touche LLP is being submitted to the stockholders at the annual meeting. The Board recommends voting “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

FEES BILLED BY ERNST & YOUNG LLP DURING FISCAL 2016 AND 2017

The total fees paid to Ernst & Young LLP, our previous independent registered public accounting firm, for the last two fiscal years are as follows:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2017
Audit Fees(1)	$970,254	$792,543
Audit Related Fees	—
Tax Fees(2)	—	50,000
All Other Fees	—	—

Total Fees	$970,254	$842,543

(1)	Audit Fees include the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.
(2)	Amounts represent fees for products and services provided by Ernst & Young for tax compliance, tax advice and tax planning.

On March 19, 2018, the Audit Committee of the Board of Directors approved the dismissal of Ernst & Young LLP as our independent registered public accounting firm. The audit reports of Ernst & Young LLP on the Company’s financial statements for the fiscal year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedures which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to refer to the subject matter of the disagreements in connection with their report; and there were no “reportable events” as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K. The Company requested Ernst & Young LLP to furnish it with a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter, dated March 23, 2018, was filed as Exhibit 16.1 to the Form 8 K announcing Ernst & Young LLP’s dismissal and the appointment of Deloitte & Touche LLP, which was filed with the SEC on March 23, 2018.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent accountants. Pre-approval generally is provided for up to one year, is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the committee considers whether such services are consistent with the auditor’s independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee has delegated pre-approval authority to its chairman, who must report any decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee approved 100% of all audit and other services provided by Ernst & Young LLP, our previous independent registered public accounting firm, in 2016 and 2017.

In connection with the audit of our 2018 financial statements, we entered into an engagement agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit and interim services for us.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and changes in ownership with the SEC and Nasdaq. Such executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of the forms furnished to the Company and written representations from the Company’s executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 2017 on a timely basis, except that each of Messrs. Wyszomierski, Van Ness, and Limber inadvertently filed one late Form 4 covering, in each case, a grant of equity awards.

TRANSACTIONS WITH RELATED PERSONS

There were no reportable transactions with related persons during 2016 or 2017. The Company or a subsidiary of the Company may occasionally enter into transactions with certain related persons, such as executive officers, directors or nominees for directors of the Company, their immediate family members or beneficial owners of more than 5% of the Company’s outstanding Common Stock, in which the related party has a direct or indirect material interest. Each such transaction is subject to review and pre-approval by the Audit Committee.

Procedures for Approval of Related Party Transactions

Our Board of Directors reviews the relationships that each director has with the Company and shall endeavor to have a majority of directors that are “independent directors” as defined by the SEC and Nasdaq rules. As part of the review process, the Company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers and legal counsel reviews the responses to these questionnaires and reports any related party transactions to the Audit Committee. We may enter into arrangements in the ordinary course of our business that involve the Company’s receiving or providing goods or services on a non-exclusive basis and at arm’s length negotiated rates or in accordance with regulated price schedules with corporations and other organization in which a Company director, executive officer or nominee for director may also be a director, trustee or investor, or have some other direct or indirect relationship.

Our Code of Ethics requires all directors, officers and employees to avoid any situation that involves an actual or potential conflicts of interest with the Company’s objectives and best interests. Employees are encouraged to direct any questions regarding conflicts of interest to the Company’s Chief Financial Officer or legal department. All related party transactions involving the Company’s directors or executive officers or members of their immediate families must be reviewed and approved in writing in advance by the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are XOMA stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or XOMA. Direct your written request to the Company’s principal office, at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary or your telephonic request to (510) 204-7482. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board does not know of any matters to be presented at this annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

It is important that your shares of Common Stock be represented at the meeting, regardless of the number of shares of Common Stock you hold. You are, therefore, urged to promptly vote your proxy by accessing the Internet, by calling the toll-free telephone number as instructed in the Notice, or if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

A stockholder who intends to present a proposal at the 2019 meeting of stockholders must submit such proposal to the Company by December 5, 2018 for inclusion in the Company’s 2019 proxy statement and proxy card relating to such meeting. The proposal must be mailed to the Company’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. A stockholder who intends to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2019, must do so in writing following the above instructions not earlier than the close of business on January 19, 2019 and not later than the close of business on February 18, 2019. We advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2019 is held more than 30 days before or 60 days after May 17, 2019. The section titled “Nominating & Governance Committee” in this proxy statement provides additional information on the director nomination process.

For all other stockholders communications with the Board or a particular director, a stockholder may send a letter to the Company’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual director or directors.

By Order of the Board,

Thomas Burns
Senior Vice President, Finance and Chief Financial Officer

April 4, 2018

Emeryville, California

XOMA CORPORATION ATTN: THOMAS BURNS 2200 POWELL STREET, SUITE 310 EMERYVILLE, CA 94608

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/XOMA2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E44383-P06690                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XOMA CORPORATION
The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. To elect directors, as recommended for nomination by the XOMA Nominating and Corporate Governance Committee; Nominees:		☐	☐	☐
01) James R. Neal 04) Jack L. Wyszomierski 02) W. Denman Van Ness 05) Matthew D. Perry 03) Joseph M. Limber

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2. To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of XOMA for its fiscal year ending December 31, 2018;						☐	☐	☐

3. To transact such other business as may properly come before the annual meeting or any adjournment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E44384-P06690

XOMA CORPORATION

Annual Meeting of Stockholders

May 17, 2018 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James R. Neal and Thomas M. Burns, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of XOMA CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/XOMA2018 at 9:00 AM PDT on May 17, 2018 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side